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EXHIBIT 10.4

FIRST AMENDMENT TO RESTRICTED STOCK AGREEMENT

        THIS FIRST AMENDMENT TO RESTRICTED STOCK AGREEMENT (this "Amendment") is made as of the 18th day of October, 2004, by and between David F. Zucker ("Executive") and Midway Games Inc., a Delaware corporation (the "Corporation"), to amend the Restricted Stock Agreement (the "Restricted Stock Agreement") entered into as of the 6th day of May, 2003 by and between Executive and the Corporation. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Restricted Stock Agreement.

        WHEREAS pursuant to the Restricted Stock Agreement, the Corporation has issued Restricted Shares of the Corporation's common stock to Executive; and

        WHEREAS Executive and the Corporation wish to extend the vesting dates of the remaining unvested Restricted Shares so that all such Restricted Shares shall vest on the final vesting date;

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Restricted Stock Agreement is hereby amended as follows:

        1.     Section 4 of the Restricted Stock Agreement is hereby deleted in its entirety and replaced with the following:

          "Section 4. Lapse of the Period of Restriction. The Period of Restriction shall lapse, and the forfeiture provisions of Section 3 hereof shall no longer be applicable as to Restricted Shares held by or on behalf of Executive according to the following schedule:

            (a)   the Period of Restriction shall lapse as to 41,666 of the Restricted Shares on the first anniversary of the Date of Award, provided that Executive shall have been continuously employed by the Corporation from the Date of Award through the date of such lapse;

            (b)   the Period of Restriction shall lapse as to an additional 10,416 of the Restricted Shares on August 1, 2004, provided that Executive shall have been continuously employed by the Corporation from the Date of Award through the date of such lapse;

            (c)   the Period of Restriction shall lapse as to the remaining 72,918 of the Restricted Shares on May 1, 2006, provided that Executive shall have been continuously employed by the Corporation from the Date of Award through the date of such lapse; and

            (d)   except as provided below, in the event that Executive's employment with the Corporation is terminated for any reason under the Employment Agreement, other than Executive's voluntary resignation without "good reason" (as such term is defined in Section 14.4 of the Employment Agreement) or by the Corporation for "cause" (as such term is defined in the Employment Agreement), during the period beginning on the first anniversary of the Date of Award and ending on May 1, 2006, then, as of the date of such termination, the Period of Restriction shall lapse as to the final 72,918 of the Restricted Shares according to the following schedule: in seven equal quarterly installments on the first day of each August, November, February and May beginning with November 1, 2004 and ending on May 1, 2006.

        If any installment includes a fraction of a share, the Period of Restriction with respect to such fraction shall not then lapse, and the fraction shall be carried forward and added to the subsequent installment.

        In the event that the Corporation shall terminate the Employment Agreement without "cause", as such term is defined in the Employment Agreement, or Executive shall resign for "good reason" under clauses (i), (ii) or (iii) of Section 14.4 of the Employment Agreement, within the first year after the

Commencement Date of the Employment Agreement, the Period of Restriction shall immediately lapse with respect to 12,500 of the Restricted Shares.

        The Period of Restriction shall also lapse with respect to Restricted Shares then held by Executive upon the occurrence of a Change of Control as defined in the Employment Agreement."

        2.     Except as specifically amended by this Amendment, herein, the Restricted Stock Agreement remains in full force and effect.

        IN WITNESS WHEREOF, the parties have entered into this Amendment as of this 18th day of October, 2004.

MIDWAY GAMES INC.
By: /s/ Deborah K. Fulton
Its: Senior Vice President, Secretary and General Counsel

/s/ David F. Zucker DAVID F. ZUCKER

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FIRST AMENDMENT TO RESTRICTED STOCK AGREEMENT